SCHEDULE 14C

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

(Amendment No. )

Check appropriate box:

☐	Preliminary information statement
☐	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
☒	Definitive information statement
Northern Lights Fund Trust II
(Name of Registrant as Specified in its Charter)
Payment of filing fee (check appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, schedule or registration statement no.:
	(3)	Filing party:
	(4)	Date filed:

BALTER L/S SMALL CAP EQUITY FUND

Institutional Class (Symbol: BEQIX)

Investor Class (Symbol: BEQRX)

a series of Northern Lights Fund Trust II

17605 Wright Street

Omaha, NE 68130

Dear Shareholder:

The enclosed document is for informational purposes only. You are not being asked to vote or take action on any matter. The enclosed document relates to the change of control of a current sub-adviser for the Balter L/S Small Cap Equity Fund (the “Fund”), a series of Northern Lights Fund Trust II (the “Trust”).

Specifically, Midwood Capital Management, LLC (“Midwood”), a current sub-adviser to the Fund entered into a transaction that closed on January 1, 2017 (the “Transaction”). Prior to the closing of the Transaction, the original three principle owners of Midwood were Ross DeMont, co-portfolio manager (35%), Howard Rubin, the CFO, COO and CCO (30%), and David Cohen, co-portfolio manager (35%). As of the closing of the Transaction, Ross DeMont is no longer a member of Midwood. Further, as a part of the Transaction, Howard Rubin became a passive member of Midwood, forgoing all manager rights as members and is entitled to a special allocation by December 31, 2019. As a result of the transaction, Midwood underwent a change in control that lead to an assignment and termination of the existing sub-advisory agreement between the Adviser, on behalf of the Fund and Midwood (the “Old Sub-Advisory Agreement”). Further, as a part of the Transaction, Balter Capital Management, LLC (“BCM”), the parent company of the Fund’s adviser, Balter Liquid Alternatives, LLC (“Balter,” or the “Adviser”) acquired a 20% equity interest in Midwood, with the remaining 80% held by David Cohen. Thus, the Transaction also resulted in Midwood becoming an “affiliate” of the Adviser, as defined by the Investment Company Act of 1940, as amended.

In anticipation of the Transaction and these related events, at their October 24-25, 2016 meeting, the Board approved a new sub-advisory agreement, between Midwood and Balter on behalf of the Fund (the “New Sub-Advisory Agreement”), and the Board approved an interim sub-advisory agreement (the “Interim Sub-Advisory Agreement”). The Interim Sub-Advisory Agreement was in place from January 1, 2017 to February 3, 2017. Laramide LLC, a majority voting shareholder of the Fund and an affiliate of the Adviser, subsequently approved the New Sub-Advisory Agreement via written consent in lieu of a shareholder meeting on February 3, 2017. As was previously communicated to you in a supplement to the Fund’s Prospectus, dated February 3, 2017, Midwood continues to manage its allocated portion of the Fund’s investment portfolio.

2

Further information about the Transaction and the approval of the New Sub-Advisory Agreement is contained in the enclosed document, which you should review carefully. If you have any questions or need additional information, please call 1-844-322-8112.

Sincerely,

/s/ Kevin E. Wolf

Kevin E. Wolf

President

Northern Lights Fund Trust II

March 9, 2017

3

BALTER L/S SMALL CAP EQUITY FUND

Institutional Class (Symbol: BEQIX)

Investor Class (Symbol: BEQRX)

a series of Northern Lights Fund Trust II

17605 Wright Street

Omaha, NE 68130

___________________________

Information Statement

___________________________

This Information Statement is being furnished by the Board of Trustees (the “Board”) of Northern Lights Fund Trust II (the “Trust”), on behalf of the Balter L/S Small Cap Equity Fund (the “Fund”), a series of the Trust, to inform shareholders of the Fund about the change of control of Midwood Capital Management, LLC (“Midwood” or the “Sub-Adviser”) a current sub-adviser for the Fund.

In connection with the change of control of the Sub-Adviser, the Board and Laramide LLC (“Laramide”), a majority voting shareholder of the Fund and affiliate of the Adviser, approved (i) a new sub-advisory agreement (the “New Sub-Advisory Agreement”), on behalf of the Fund, between Balter Liquid Alternatives, LLC (“Balter” or the “Adviser”), the Fund’s investment adviser, and Midwood, and (ii) an interim sub-advisory agreement (the “Interim Sub-Advisory Agreement”), on behalf of the Fund, between Balter and Midwood. The New Sub-Advisory Agreement and the Interim Sub-Advisory Agreement were approved by the Board upon the recommendation of the Adviser on October 24-25, 2016. Laramide subsequently approved the New Sub-Advisory Agreement via written consent in lieu of shareholder meeting on February 3, 2017.

As disclosed in the Fund’s Statement of Additional Information dated March 1, 2017, Laramide directly or indirectly controls the vote of at least 60% of the outstanding shares of the Fund. In addition, Laramide, as of the date of its approval, directly or indirectly controlled the vote of at least 60% of the Fund’s shares. This means that Laramide, controls the vote on any matter that requires shareholder approval. Laramide is also an affiliate of the Adviser. Laramide is solely owned by an irrevocable trust (the “Irrevocable Trust”) that is affiliated with Antler LLC (“Antler”). The Trustees for the Irrevocable Trust are Richard Sackler and Jonathan Sackler. The Adviser is controlled by Balter Capital Management (“BCM”) and Antler, which, in turn is controlled by The David A. Sackler 2012 Trust, The Marianna R. Sackler 2012 Trust, The Rebecca K. Sackler 2012 Trust (collectively the “Sackler Trusts”) and Wasatch LLC. The trustees for each of the Sackler Trusts are Richard Sackler and Jeffrey Robins and the managing member and majority owner of Wastach is Richard Sackler.

This Information Statement is provided solely for informational purposes. This is not a proxy statement. We are not asking you for a proxy, and you are requested not to send us a proxy.

1

This Information Statement is being mailed on or about March 10, 2017 to shareholders of record of the Fund as of February 21, 2017. Please note that only one Information Statement may be delivered to two or more shareholders of the Fund who share an address, unless such shareholders have given instructions to the contrary. To request a separate copy of the Information Statement, shareholders should contact the Fund at the address or phone number listed below for the Fund.

The principal executive office of the Fund is located at 17605 Wright Street, Omaha, NE 68130. A copy of the Fund’s most recent Semi-Annual Report is available upon request, without charge, by writing to the Trust at 17605 Wright Street, Omaha, NE 68130, visiting www.balterliquidalts.com or calling toll-free 1-844-322-8112.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY THIS INFORMATION STATEMENT AND THE FUND’S MOST RECENT SEMI-ANNUAL REPORT TO SHAREHOLDERS ARE AVAILABLE AT www.balterliquidalts.com

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

2

INTRODUCTION

Midwood Capital Management, LLC (“Midwood” or the “Sub-Adviser”) is a sub-adviser to the Fund and manages its allocated portion of the Fund’s portfolio by investing predominantly long and short in U.S. small-cap equities. As a result of a transaction, which closed on January 1, 2017 (the “Transaction”), Midwood underwent a change in control as described below. Prior to the closing of the Transaction, the original three principle owners of Midwood were Ross DeMont, co-portfolio manager (35%), Howard Rubin, the CFO, COO and CCO (30%), and David Cohen, co-portfolio manager (35%). As of the closing of the Transaction, Ross DeMont is no longer a member of Midwood. Further, as a part of the Transaction, Howard Rubin became a passive member of Midwood, forgoing all manager rights as members and is entitled to a special allocation by December 31, 2019. Further, as part of the Transaction, Balter Capital Management, LLC (“BCM”), the parent company of the Fund’s adviser, Balter Liquid Alternatives, LLC (“Balter” or the “Adviser”) acquired a 20% equity interest in Midwood. Thus, the Transaction also resulted in Midwood becoming an “affiliate” of the Adviser, as defined by the Investment Company Act of 1940, as amended. Under the terms of the Transaction, BCM acquired a 20% minority economic interest in Midwood and has certain veto rights over actions of Midwood. As a result of the closing of the Transaction, the equity ownership of Midwood is as follows: BCM (20%), David Cohen (80%). After the closing of the Transaction, BMC now provides compliance, operations, administrative, IT resources and oversight to Midwood. The current BCM Chief Compliance Officer is the Chief Compliance Officer for Midwood. In addition, to protect its minority interest, BCM entered into a Protection Provision Agreement with Midwood to ensure that BCM retains veto power over specified actions by Midwood (e.g., product line expansion). Midwood continues to manage its allocated portion of the Fund utilizing the same investment process and current portfolio manager and David Cohen continues to manage Midwood’s allocated portion of the Fund.

The Transaction resulted in an assignment and termination of the original sub-advisory agreement between the Adviser, on behalf of the Fund and Midwood (the “Old Sub-Advisory Agreement”). In anticipation of the Transaction and these related events, in addition to approving the New Sub-Advisory Agreement, the Board approved an interim sub-advisory agreement (the “Interim Sub-Advisory Agreement”) at the October 24-25, 2016 meeting. The Interim Sub-Advisory Agreement, allowed Midwood to continue to serve as the sub-adviser to its allocated portion of the Fund due to the termination of the Old Sub-Advisory Agreement. The Interim Sub-Advisory Agreement was effective for 150 days from the date of termination of the Old Sub-Advisory Agreement, or until the New Sub-Advisory Agreement is approved by shareholders. The Interim Sub-Advisory Agreement was in place from January 1, 2017 to February 3, 2017. Laramide, a majority voting shareholder of the Fund and affiliate of the Adviser, subsequently approved the New Sub-Advisory Agreement via written consent in lieu of shareholder meeting on February 3, 2017. Approval of the New Sub-Advisory Agreement did not raise the fees paid by the Fund or the Fund’s shareholders. The New Sub-Advisory Agreement is identical to the Old Sub-Advisory Agreement and the Interim Sub-Advisory Agreement, except for date of execution, effectiveness and term. The effective date of the New Sub-Advisory Agreement is the date shareholders approved the New Sub-Advisory Agreement via written consent, which was on February 3, 2017.

3

Although the Adviser, on behalf of the Fund, has obtained an exemptive order of the U.S. Securities and Exchange Commission (the “SEC”) issued to the Adviser dated May 5, 2014 (the “Exemptive Order”), which permits the Fund and the Adviser, subject to certain conditions and approval by the Board, to hire, terminate or replace sub-advisers that are unaffiliated with the Adviser, and to materially amend terms and conditions of sub- advisory arrangements with such sub-advisers without shareholder approval, the Transaction resulted in a change of control of Midwood whereby Midwood became an affiliate of the Adviser requiring shareholder approval of the New Sub-Advisory Agreement. As noted above, Laramide, a majority voting shareholder of the Fund, approved the New Sub-Advisory Agreement via written consent, which was on February 3, 2017.

The Fund’s investment objective or investment strategies have not changed as a result of the approval of the New Sub-Advisory Agreement.

INVESTMENT ADVISER

The investment adviser for the Fund is Balter Liquid Alternatives, LLC, located at 125 High Street, Oliver Street Tower, Suite 802, Boston, Massachusetts 02110. The Adviser is a Limited Liability Company organized in the state of Delaware and exists as a registered investment adviser under the Investment Advisers Act of 1940. The Adviser was formed and first registered as investment adviser with the SEC in 2013. The Adviser is controlled by BCM. BCM, in turn is controlled by Brad R. Balter. The Adviser is also controlled by Antler, which, in turn is controlled by The David A. Sackler 2012 Trust, The Marianna R. Sackler 2012 Trust, The Rebecca K. Sackler 2012 Trust (collectively the “Sackler Trusts”) and Wasatch LLC. The trustees for each of the Sackler Trusts are Richard Sackler and Jeffrey Robins and the managing member and majority owner of Wastach is Richard Sackler. As of September 30, 2016, the Adviser managed $1,288,418,816 on behalf of its clients, the whole of which is managed on a discretionary basis. Additional information is available at www.balterliquidalts.com.

The Adviser provides management services to the Fund pursuant to an investment advisory agreement (the “Advisory Agreement”) between the Trust, on behalf of the Fund, and the Adviser, dated May 21, 2015, as amended October 22, 2015. Pursuant to the Advisory Agreement, the Adviser provides investment management of the Fund’s portfolio in accordance with the Fund’s investment objective and policies and limitations as stated in the Fund’s Prospectus and Statement of Additional Information as from time to time in effect. In connection therewith, the Adviser obtains and provides investment research and supervises the Fund’s continuous program of investment, evaluation and, if appropriate, sale and reinvestment of the Fund’s assets. The Adviser furnishes to the Fund such statistical information, with respect to the investments which the Fund may hold or contemplate purchasing, as the Fund may reasonably request.

The Advisory Agreement permits the Adviser to enter into sub-advisory agreements with one or more sub-advisers. The Advisory Agreement is subject to annual approval by (i) the Board or (ii) vote of a majority of the Fund’s outstanding voting securities (as defined in the 1940 Act), provided that in either event the continuance also

4

is approved by a majority of the Trustees who are not “interested persons” (as that term is defined in the 1940 Act) of the Fund or the Adviser (the “Independent Trustees”), by vote cast in person at a meeting called for the purpose of voting on such approval. The Advisory Agreement is terminable without penalty by the Trust on behalf of the Fund upon 60 days’ prior written notice when authorized either by a majority vote of the applicable Fund’s shareholders or by a vote of a majority of the Board of Trustees, or by the Adviser upon 60 days’ prior written notice, and will automatically terminate in the event of its “assignment” (as defined in the 1940 Act). The Advisory Agreement provides that the Adviser, under such agreement, shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution of portfolio transactions for the Fund, except for willful misfeasance, bad faith or negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties thereunder. The Advisory Agreement was last approved by the Board, with respect to the Fund, at a meeting held on April 23-24, 2015, and by the Fund’s initial shareholder on July 24, 2015. A discussion regarding the basis for the Board approving the Advisory Agreement is available in the Fund’s semi-annual report for the period ended April 30, 2016.

The Adviser, directly subject to the supervision of the Board of Trustees, provides the management and administrative services necessary for the operation of the Fund. These services include providing facilities for maintaining the Trust’s organization; supervising relations with custodians, transfer and pricing agents, accountants, underwriters and other persons dealing with the Fund; preparing all general shareholder communications and conducting shareholder relations; maintaining the Fund’s records and the registration of the Fund’s shares under federal securities laws and making necessary filings under state securities laws; developing management and shareholder services for the Fund; and furnishing reports, evaluations and analyses on a variety of subjects to the Trustees.

Pursuant to the Advisory Agreement, the Fund pays the Adviser a management fee at the annual rate of 1.95% of the Fund’s average daily net assets.

The fee is computed daily and payable monthly. The Adviser has agreed contractually to waive its management fee and to reimburse operating expenses (excluding any front-end or contingent deferred loads, brokerage fees and commissions, acquired fund fees and expenses, borrowing costs (exclusive of any front-end or contingent deferred sales loads, brokerage fees and commissions, acquired fund fees and expenses, borrowing costs (such as interest and dividend expense on securities sold short), taxes and extraordinary or non-recurring expenses, including, but not limited to, litigation) at least until February 28, 2017, such that net annual fund operating expenses of the Fund do not exceed the percentages in the table below.  This operating expense limitation agreement can be terminated only by, or with the consent of, the Board of Trustees. The Adviser is permitted to receive reimbursement of any excess expense payments paid by it pursuant to the operating expense limitation agreement in future years on a rolling three year basis, as long as the reimbursement does not cause the Fund’s annual operating expenses to exceed the expense cap. Fee waiver and reimbursement arrangements can decrease the Fund’s expenses and increase its performance.

5

Share Class	Expense Cap
Institutional Class	2.19%
Investor Class	2.54%

Officers of the Adviser

The following persons are officers of the Adviser:

Brad Balter, Chief Executive Officer

Jay Warner, Chief Investment Officer

James Fricano, Chief Compliance Officer

The address of each officer of the Adviser is 125 High Street, Oliver Street Tower, Suite 802, Boston, Massachusetts 02110.

THE SUB-ADVISER

The Board, including a majority of the Independent Trustees, at an in-person Board meeting held on October 24-25, 2016 (the “Meeting”), unanimously approved (i) the New Sub-Advisory Agreement between Adviser and the Sub-Adviser with respect to the Fund, and (ii) the Interim Sub-Advisory Agreement between the Adviser and Sub-Adviser.

MIDWOOD

Midwood is located at the Balter Capital Management, LLC Offices, 125 High Street, Oliver Street Tower, 8th Floor, Boston, MA, 02110 and is a registered investment adviser. Midwood is a Delaware limited liability company. Prior to the closing of the Transaction, Midwood was controlled by David Cohen, Ross DeMont and Howard Rubin. After the Transaction closed, the equity ownership of Midwood is now as follows: BCM (20%), David Cohen (80%). As of October 31, 2016, Midwood had approximately $133 million in net assets under management all managed on a discretionary basis.

The name and principal occupation of the directors and principal executive officers (or persons performing similar functions) of Midwood are: Mr. David Cohen and Balter Capital Management, LLC. The principal address of each individual as it relates to his or her duties at Midwood is 125 High Street, Oliver Street, Oliver Street Tower, 8th Floor, Boston, MA 02110.

Management Activities. As December 31, 2016, in addition of management of its allocated portion of the Fund, Midwood provides investment management services to Midwood Capital Partners, L.P., a private fund organized as a Delaware limited partnership (“Midwood Partners Fund”).

Midwood manages its allocated portion of the Fund’s portfolio by investing predominantly long and short in U.S. small-cap equities. Midwood’s investment

6

philosophy is built upon maximizing long-term returns while seeking to minimize downside performance in weak markets. Midwood focuses its Allocated Portion on delivering attractive absolute returns over long periods of time rather than outperforming the market on a relative basis over shorter periods. Midwood invests its Allocated Portion in areas of the U.S. equities market with the greatest inefficiencies where proprietary research and analysis can help generate superior long-run performance. Midwood’s strategy is to invest predominantly long and short in U.S. small-cap equities. Midwood employs proprietary due diligence including site visits and management interviews, meetings with suppliers, customers, sales reps, etc., discussions with other money managers, private equity investors and analysts, interviews/meetings with competitors, and proprietary valuation analysis. Midwood evaluates the alignment of management interests, board dynamics, and other elements of corporate governance.

David Cohen is the portfolio manager responsible for the day-to-day management of the portion of the Fund’s portfolio that is managed by Midwood.

David E. Cohen, Managing Member and Portfolio Manager since co-founding Midwood Capital Management in 2003, Mr. Cohen has served as a Portfolio Manager at Midwood which has served as investment adviser to and general partner of Midwood Capital Partners, L.P., a domestic limited partnership, as well as other limited partnerships, investing primarily in small-cap equity securities. Mr. Cohen serves as a co-portfolio manager of Midwood’s Allocated Portion of the Fund.

Midwood was approved by the Board to continue to serve as sub-adviser for the Fund at the Meeting. As a result of the Transaction, Midwood is now affiliated with the Adviser, and Midwood discharges its responsibilities subject to the oversight and supervision of the Adviser. Under the New Sub-Advisory Agreement and the Interim Sub-Advisory Agreement, the Adviser, and not the Fund, compensates Midwood out of the fee the Adviser receives from the Fund. There will be no increase in the advisory fees paid by the Fund to the Adviser as a consequence of the change of control of Midwood or the implementation of the New Sub-Advisory Agreement. The fees paid by the Adviser to Midwood depend upon the fee rates negotiated by the Adviser and on the percentage of the Fund’s assets allocated to Midwood. In accordance with procedures adopted by the Board, Midwood may effect Fund portfolio transactions through an affiliated broker-dealer and the affiliated broker-dealer may receive brokerage commissions in connection therewith as permitted by applicable law.

The following is a list of persons (to the extent known by the Fund) who are deemed to control Midwood by virtue of ownership of stock or other interests of Midwood: BCM (20%), David Cohen (80%).

The Sub-Advisory Agreement

The New Sub-Advisory Agreement was approved by the Board at the Meeting, which was called, among other reasons, for the purpose of approving the New Sub-Advisory Agreement and Interim Sub-Advisory Agreement. The New Sub-Advisory Agreement has an initial term of two years from the effective date, which is the date the

7

shareholders of the Fund approved the New Sub-Advisory Agreement, and thereafter is subject to annual approval by the Board, including a majority of the Independent Trustees. The New Sub-Advisory Agreement is required to be approved by a majority of the Fund’s shareholders. Laramide, a majority voting shareholder of the Fund and affiliate of the Adviser, approved the New Sub-Advisory Agreement via written consent on February 3, 2017.

The New Sub-Advisory Agreement provides the following:

Investment Management Services. The New Sub-Advisory Agreement provides that, subject to the supervision of the Fund’s Board Members and of Balter, Midwood will regularly provide the Fund, with respect to that portion of a Fund’s assets allocated to it by Balter (“Sub-Adviser Assets”), with investment research, advice, management and supervision, will furnish a continuous investment program for the allocated assets consistent with the Fund’s investment objectives, policies and restrictions, as stated in the Fund’s current Prospectus and Statement of Additional Information, and any written restrictions or limitations from Balter or the Fund, will determine from time to time what securities and other investments and instruments will be purchased, retained, sold or exchanged by the Fund, and will implement those decisions, all subject to the provisions of the Fund’s governing documents, the 1940 Act, the applicable rules and regulations of the SEC, and other applicable federal and state law, as well as any other specific policies adopted by the Fund’s Board and disclosed to Midwood and any written instructions and directions the Board or Balter provides to Midwood.

Under the Fund’s New Sub-Advisory Agreement, Midwood is authorized to place orders pursuant to its investment determinations with respect to the allocated assets either directly with the issuer or with any broker or dealer (including, to the extent permitted by applicable law, any broker affiliated with Midwood) selected by it. Subject to any policies and procedures of the Fund’s Board that may modify or restrict Midwood’s authority regarding the execution of the Fund’s portfolio transactions provided in the Agreement and applicable law, Midwood may select brokers or dealers who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) to the Fund and/or the other accounts over which Midwood or its affiliates exercise investment discretion, a practice commonly referred to as “soft dollars.” Midwood is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if Midwood determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer. This determination may be viewed in terms of either that particular transaction or the overall responsibilities that Midwood and its affiliates have with respect to accounts over which they exercise investment discretion.

The New Sub-Advisory Agreement further provides that, Balter shall retain full discretionary authority to exercise voting rights with respect to the securities and other investments in the Sub-Adviser Assets. Balter, including without limitation its designee, shall have the power to vote, either in person or by proxy, all securities in which the Sub-

8

Adviser Assets may be invested from time to time, and shall not be required to seek or take instructions from Midwood or take any action with respect thereto. Midwood may provide input to the proxy vote process not later than 5 days prior to the proxy vote deadline.

Fees. Under the New Sub-Advisory Agreement, if approved, Balter, and not the Fund, will pay Midwood sub-advisory fees of 1.00% for its services with respect to the Fund’s average daily net assets on an annual basis.

Payment of Expenses. The New Sub-Advisory Agreement requires Midwood to pay all expenses incurred by it in the performance of its duties under the Agreement. Midwood shall, at its sole expense, employ or associate itself with such persons as it believes to be particularly fitted to assist it in the execution of its duties under this Agreement. Midwood shall not be responsible for the Trust’s, the Fund’s or Balter’s expenses, which shall include, but not be limited to, the cost of securities, commodities and other investments (including brokerage commissions and other transaction charges, if any) purchased for the Fund and any losses incurred in connection therewith, expenses of holding or carrying Sub-Adviser Assets, including, without limitation, expenses of dividends on stock borrowed to cover a short sale and interest, fees or other charges incurred in connection with leverage and related borrowings with respect to the Sub-Adviser Assets, organizational and offering expenses (which include, but are not limited to, out-of-pocket expenses, but not overhead or employee costs of Midwood); expenses for legal, accounting and auditing services; taxes and governmental fees; dues and expenses incurred in connection with membership in investment company organizations; costs of printing and distributing shareholder reports, proxy materials, prospectuses, stock certificates and distribution of dividends; charges of the Fund’s custodians and sub-custodians, administrators and sub-administrators, registrars, transfer agents, dividend disbursing agents and dividend reinvestment plan agents; payment for portfolio pricing services to a pricing agent, if any; registration and filing fees of the SEC; expenses of registering or qualifying securities of the Fund for sale in the various states; freight and other charges in connection with the shipment of the Fund’s portfolio securities; fees and expenses of non-interested Trustees; salaries of shareholder relations personnel; costs of shareholders meetings; insurance; interest; brokerage costs; and litigation and other extraordinary or non-recurring expenses. The Trust or Balter, as the case may be, shall reimburse Midwood for any expenses of the Fund or Balter as may be reasonably incurred by Midwood on behalf of the Fund or Balter.

Securities Transactions. The New Sub-Advisory Agreement provides that Midwood and any affiliated person of Midwood will not purchase securities or other instruments from or sell securities or other instruments to the Fund; provided, however, Midwood or any affiliated person of Midwood may purchase securities or other instruments from or sell securities or other instruments to the Fund if such transaction is permissible under applicable laws.

Limitation on Liability. Under the New Sub-Advisory Agreement, Midwood shall exercise its best judgment in rendering its services in accordance with the terms of the New Sub-Advisory Agreement, but otherwise, in the absence of willful misfeasance, bad faith or gross negligence on the part of Midwood or a reckless disregard of its duties, Midwood, each of its affiliates, shall not be subject to any expenses or liability to Balter, the Trust or

9

the Fund or any of the Fund’s shareholders, in connection with the matters to which the New Sub-Advisory Agreement relates, including without limitation for any losses that may be sustained in the purchase, holding or sale of Sub-Adviser Assets. Balter shall exercise its best judgment in rendering its obligations in accordance with the terms of the New Sub-Advisory Agreement, in the absence of willful misfeasance, bad faith or gross negligence on the part of Balter or a reckless disregard of its duties, Balter, any of its affiliates, shall not be subject to any liability to Midwood, for any act or omission in the case of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of Sub-Adviser Assets.

Term and Continuance. If approved by shareholders of the Fund, the New Sub-Advisory Agreement for the Fund will continue, unless sooner terminated as set forth therein, for two years from its effective date. Thereafter, if not terminated, the New Sub-Advisory Agreement will continue in effect from year to year if such continuance is specifically approved at least annually (a) by the Board or (b) by a vote of a majority of the outstanding voting securities of the Fund, provided that in either event the continuance is also approved by a majority of the Board Members who are not interested persons of any party to the agreement.

Termination. The New Sub-Advisory Agreement for the Fund provides that the Agreement may be terminated at any time, without penalty, by the Board or by the shareholders of the Fund acting by a vote of at least a majority of its outstanding voting securities. In addition, the New Sub-Advisory Agreement may be terminated by Balter upon written notice to Midwood, without the payment of any penalty. The New Sub-Advisory Agreement for the Fund also provides that Midwood may terminate the Agreement upon giving 60 days’ written notice to the Trust and by Balter upon 60 days’ written notice to Midwood. The New Sub-Advisory Agreement will terminate automatically in the event of its “assignment” (as defined in the 1940 Act) and may not be assigned by Balter without the consent of Midwood.

Interim Sub-Advisory Agreement

As discussed above, in order to assure continuity of investment advisory services to the Fund following the closing of the Transaction, at the October 24-25, 2016 meeting, the Board, including the Independent Trustees, unanimously approved the Interim Sub-Advisory Agreement by and among the Trust, on behalf of the Fund, the Adviser. The Interim Sub-Advisory Agreement will take effect upon the closing of the Transaction.

Subject to certain conditions, Rule 15a-4 allows an investment adviser to a registered mutual fund to act as such without a shareholder-approved investment management agreement on a temporary basis pending shareholder approval of the investment management agreement. Rule 15a-4 imposes the following conditions, all of which were met in the case of the Interim Sub-Advisory Agreement:

(1)	the compensation under the interim contract may be no greater than under the previous contract;
10

(2)	the Fund’s Board of Trustees, including a majority of the Independent Trustees, has voted in person to approve the interim contract before the previous contract is terminated;
(3)	the Fund’s Board of Trustees, including a majority of the Independent Trustees, determines that the scope and quality of services to be provided to the Fund under the interim contract will be at least equivalent to the scope and quality of services provided under the previous contract;
(4)	the interim contract provides that the Fund’s Board of Trustees or a majority of the Fund’s outstanding voting securities may terminate the interim contract at any time, without the payment of any penalty, on not more than 10 calendar days’ written notice to the new adviser;
(5)	the interim contract contains the same provisions as the previous contract with the exception of effective and termination dates, provisions required by Rule 15a−4 and other differences determined to be immaterial by the Fund’s Board;
(6)	the interim contract provides in accordance with the specific provisions of Rule 15a−4 for the establishment of an escrow account for fees received under the interim contract pending approval of a new contract by shareholders; and
(7)	the Board of Trustees satisfies certain fund governance standards under Rule 0−1(a)(7) of the 1940 Act.

The terms of the Interim Sub-Advisory Agreement are substantially identical to those of the Old Sub-Advisory Agreement, except for the term and escrow provisions described below.

Term of Interim Sub-Advisory Agreement. The Interim Sub-Advisory Agreement will continue in effect for a term ending on the earlier of 150 days from the closing of the Transaction (the “150-day period”) or when shareholders of the Fund approve the New Sub-Advisory Agreement.

Escrow Provisions of the Interim Sub-Advisory Agreement. Pursuant to Rule 15a-4 under the Investment Company Act, compensation earned by Midwood under the Interim Sub-Advisory Agreement will be held in an interest-bearing escrow account. If shareholders of the Fund approve the New Sub-Advisory Agreement prior to the end of the 150-day period, the amount held in the escrow account under the Interim Sub-Advisory Agreement will be paid to Midwood. If shareholders of the Fund do not approve the New Sub-Advisory Agreement prior to the end of the 150-day period, the Board will take such action as it deems to be in the best interests of the Fund, and Midwood will be paid the lesser of its costs incurred in performing its services under the Interim Sub-Advisory Agreement or the total amount in the escrow account, plus interest earned.

11

Considerations of the Board

At the Meeting, the Board considered the approval of the New Sub-Advisory Agreement and Interim Sub-Advisory Agreement for the Fund between Balter and Midwood. The recommendation of Midwood, after the change in control, was based on, among other information, the Adviser’s review and due diligence of Midwood and its investment advisory services. In the opinion of the Adviser, the continued allocation to Midwood of a portion of the Fund’s assets would help the Fund to continue to pursue its investment objective and complements the Fund’s other sub-advisers — Intrinsic Edge Capital Management LLC, Millrace Asset Group, Inc., 12th Street Asset Management, LLC and Madison Street Partners, LLC — which is in the best interests of the Fund and its shareholders.

In advance of the October 24-25, 2016, meeting, the Board requested and received materials to assist them in considering the New Sub-Advisory Agreement and Interim Sub-Advisory Agreement. The materials provided contained information with respect to the factors enumerated below, including the New Sub-Advisory Agreement, a memorandum prepared by the Trust’s independent legal counsel discussing in detail the Trustees’ fiduciary obligations and the factors they should assess in considering the approval of the New Sub-Advisory Agreement. The materials also included due diligence materials relating to Midwood (including due diligence questionnaires completed by Midwood, Midwood’s Form ADV, select financial information of Midwood and bibliographic information regarding Midwood’s key management and investment advisory personnel) and other pertinent information. Based on their evaluation of the information provided by Midwood, in conjunction with the Fund’s other service providers, the Board, by a unanimous vote (including a separate vote of the Independent Trustees), approved the New Sub-Advisory Agreement for its initial two year period and recommended it to shareholders. The Independent Trustees were advised by counsel that is experienced in 1940 Act matters and that is independent of fund management and met with such counsel separately from fund management.

In considering the approval of the New Sub-Advisory Agreement and the Interim Sub-Advisory Agreement and reaching their conclusions, the Trustees reviewed and analyzed various factors that they determined were relevant, including the factors enumerated below. In their deliberations, the Board members did not identify any particular information that was all-important or controlling, and each Trustee may have attributed different weights to the various factors. The following summarizes the Trustees’ review process and the information on which their conclusions were based:

Consideration of the Transaction and Rule 15a-4. The Board considered the memorandum provided in the Board Materials and stated that under the Transaction, BCM would acquire a 20% minority economic interest in Midwood and would also have certain veto and control rights over actions of Midwood. The Board noted that Midwood would continue to manage its allocation of the Fund’s small cap assets. The Board also considered specific duties of the Trustees with respect to the approval of the Interim Sub-Advisory Agreement and the requirements of Rule 15a-4 under the 1940 Act. It was noted that, because Midwood would be an affiliate of Balter following the Transaction, the Trust

12

cannot rely on Balter’s multi-manager exemptive order and, as a result, in addition to Board approval, the New Sub-Advisory Agreement would also need to be approved by shareholders. Further, the Board evaluated information from Balter regarding its business, its personnel, resources, strategy and the proposed change of control.

Nature, Extent and Quality of Services. As to the nature, quality and extent of the services to be provided by Midwood, the Board noted the experience of the portfolio management and research personnel of Midwood, including their experience in the investment field, education and industry credentials. The Board discussed the financial condition of Midwood and reviewed supporting materials, including financial information for BCM. The Board reviewed the questionnaire completed by Midwood which, among other things, described their investment process. The Board received satisfactory responses from Midwood with respect to a series of important questions, including: whether Midwood was involved in any lawsuits or pending regulatory actions. The Board discussed Midwood’s compliance structure, compliance policies and procedures and broker selection process. In consideration of the compliance policies and procedures for Midwood included in the Board Materials, the Board concluded that Midwood had sufficient quality and depth of personnel, resources, investment methods and compliance policies and procedures essential to performing their duties under the Sub-Advisory Agreements, that the Transaction would likely enhance financial resources available to Midwood and that the nature, overall quality and extent of investment advisory services expected to be provided to the Fund following the Transaction were satisfactory.

Performance. The Board considered Midwood’s past performance as well as other factors relating to Midwood’s track record including the historical performance of the Midwood Hedge Fund which was run pari passu with the portion of Balter L/S Small Cap’s assets allocated to Midwood. After reviewing the materials, the Board concluded that the prior performance track record of Midwood was satisfactory.

Fees and Expenses. As to the costs of the services to be provided by Midwood, the Board discussed the sub-advisory fee payable to Midwood noting Midwood would be paid an annual fee of 100 basis points on the portion of the Fund’s assets allocated to it. The Board considered that Midwood is to be paid by the Adviser and not by the Fund. The Adviser confirmed to the Board that the Adviser was of the opinion that the sub-advisory fee to be paid to Midwood was reasonable in light of the anticipated quality of the services to be performed by Midwood. As to the costs of the services to be provided, the Board reviewed the profitability analysis provided by Midwood and the fee paid by the Midwood Hedge Fund, as described at the Meeting by representatives of Balter as an annual fee of 150 basis points on assets under management plus a 20% incentive fee, which the Board noted was higher than the sub-advisory fee charged to the Fund. The Board noted that because the sub-advisory fee would be paid by Balter, the overall advisory fee paid by the Fund is not directly affected by the sub-advisory fee. Consequently, the Board did not consider the costs of services provided by Midwood to be a significant factor. Based on all these factors, the Board concluded that the sub-advisory fees to be paid under the New Sub-Advisory Agreement and the Interim Sub-Advisory Agreement were reasonable in light of the services to be provided thereunder.

13

Profitability. As to profits to be realized by Midwood, the Trustees also considered the level of profits that would accrue to Balter and Midwood based on profitability reports and analyses with respect to the Fund provided by both Balter and Midwood to the Board and the selected financial information of Midwood provided by Midwood. As to profitability, the Trustees discussed the total fees previously paid or expected to be paid to each of the Fund’s sub-advisers, and noted that Midwood would receive no other compensation from the Fund or Balter except the sub-advisory fee earned pursuant to the New Sub-Advisory Agreement which was payable by Balter. After review and discussion, the Board concluded that the anticipated profit from Midwood’s relationship with the Fund was not excessive.

Economies of Scale. The Board discussed with representatives of Balter potential economies of scale that may accrue as assets for the Fund grew and concluded that, because the sub-advisory fee is not paid by Fund, the Board did not consider potential economies of scale to be a significant factor and that any material economies of scale would not be achieved in the near term.

Conclusion. Having requested and received such information from Midwood as the Board believed to be reasonably necessary to evaluate the terms of the New Sub-Advisory Agreement and Interim Sub-Advisory Agreement, and as assisted by the advice of independent counsel, the Board, including a majority of the Independent Trustees, determined that (a) the terms of each of the New Sub-Advisory Agreement and Interim Sub-Advisory Agreement are reasonable; (b) the sub-advisory fee is reasonable; and (c) the New Sub-Advisory Agreement and Interim Sub-Advisory Agreement are in the best interests of the Fund and its shareholders.

In considering the materials and information described above, the Independent Trustees received assistance from, and met separately with, their independent legal counsel, and were provided with a written description of their statutory responsibilities and the legal standards that are applicable to the approval of investment advisory and sub- advisory agreements.

After full consideration of the factors discussed above, with no single factor identified as being of paramount importance, the Board, including a majority of the Independent Trustees, with the assistance of independent legal counsel, approved the New Sub-Advisory Agreement and Interim Sub-Advisory Agreement for the Fund.

GENERAL INFORMATION

Other Fund Service Providers

Northern Lights Distributors, LLC (the “Distributor”), located at 17605 Wright Street, Omaha, NE 68130, serves as distributor (i.e., principal underwriter) of the Fund’s shares pursuant to a distribution agreement between the Trust and the Distributor.

U.S. Bank, National Association (the “Custodian”), located at 1555 North River Center Drive, Milwaukee, Wisconsin 53212, serves as the custodian of the Fund’s assets

14

pursuant to a Custody Agreement by and between the Custodian and the Trust on behalf of the Fund.

Gemini Fund Services (“GFS”), located at 17605 Wright Street, Omaha, NE 68130, acts as transfer, dividend disbursing, and shareholder servicing agent for the Fund pursuant to a written agreement with the Fund.

Payments to Affiliated Brokers

For the period ended December 31, 2016, the Fund did not pay any commissions to affiliated brokers.

Certain Beneficial Ownership

As of February 21, 2017, the Fund had 14,181,280.8910 total shares of beneficial interest issued and outstanding. Set forth below is information as to those shareholders known by the Trust to own of record or beneficially 5% or more of the indicated class of the Fund’s outstanding voting shares as of February 21, 2017.

Name and Address	Amount of Outstanding Shares Held	Percentage of Outstanding Shares of Class Held

Institutional Class

Strafe & Co/FBO Laramide LLC

M39315003

P.O. Box 6924

Newark, DE, 19714-6924

Vanguard Brokerage Services/NSCC Clearing #0062 Branch # DF & REP # DF99

PO Box 1170

Valley Forge, PA 19482-1170

	9,596,033.2780 1,399,437.2200	67.67% 9.87%

Under the 1940 Act, a shareholder that beneficially owns, directly or indirectly, more than 25% of the Fund’s outstanding voting securities may be deemed a “control person” (as defined in the 1940 Act) of the Fund.

As of February 21, 2017, the Trustees and officers of the Trust, as a group, beneficially owned less than 1% of the Fund’s outstanding shares of common stock.

15

OTHER MATTERS

Under the proxy rules of the SEC, shareholder proposals meeting requirements contained in those rules may, under certain conditions, be included in the Fund’s proxy materials for a particular meeting of shareholders. One of these conditions relates to the timely receipt by the Fund of any such proposal. Since the Fund does not have regular annual meetings of shareholders, under these rules, proposals submitted for inclusion in the proxy materials for a particular meeting must be received by the Fund a reasonable time before the solicitation of proxies for the meeting is made. The fact that the Fund receives a shareholder proposal in a timely manner does not ensure its inclusion in proxy materials since there are other requirements in the proxy rules relating to such inclusion.

16